EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 59 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the “Registration Statement”) of MFS® Series Trust VII (the “Trust”), of my opinion dated March 13, 2017, appearing in Post-Effective Amendment No. 57 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on March 13, 2017.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

November 27, 2017